Exhibit 3.1

                  FORM OF ARTICLES OF AMENDMENT AND RESTATEMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                    SANDALWOOD LODGING INVESTMENT CORPORATION

      Sandalwood Lodging Investment Corporation, a Maryland corporation having its principal office in Maryland in Potomac, Maryland, and having The Corporation Trust Incorporated as its resident agent, located at 300 East Lombard Street, Baltimore, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: The Articles of Incorporation of the Corporation, filed with the State Department of Assessments and Taxation of Maryland on May 6, 2002, are hereby amended and restated in full as follows:

                                   ARTICLE I.
                                      NAME

      The name of the corporation (which is hereinafter called the "Corporation") is Sandalwood Lodging Investment Corporation.

                                  ARTICLE II.
                                    PURPOSES

      The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Maryland (the "MGCL").

                                  ARTICLE III.
                                PRINCIPAL OFFICE

      The present address of the principal office of the Corporation in the State of Maryland is 11790 Glen Road, Potomac, Montgomery County, Maryland, 20854.

                                  ARTICLE IV.
                                REGISTERED AGENT

      The name and address of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202-3219. Said resident agent is a Maryland corporation.

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                                   ARTICLE V.
                                    DURATION

      The duration of the Corporation shall be perpetual.

                                  ARTICLE VI.
                                 CAPITALIZATION

      Section 1. Shares and Par Value. The total number of shares of stock of all classes ("Capital Stock") which the Corporation has authority to issue is 80,000,000 shares, 50,000,000 of which initially are classified as common stock, par value of $.01 per share ("Common Stock"), and 10,000,000 of which initially are classified as preferred stock, par value $.01 per share ("Preferred Stock") and 20,000,000 excess shares ("Excess Shares"). The Board of Directors may, by adopting a resolution and filing articles supplementary with the State Department of Assessments and Taxation of Maryland, classify and reclassify any unissued shares of Capital Stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such shares of stock. The power of the Board of Directors under this Section 1 to classify and reclassify any of the shares of Capital Stock shall include, without limitation, authority to classify or reclassify any unissued shares of such stock (including shares initially designated as Common Stock or Preferred Stock above) into Common Stock, Preferred Stock, a class or classes of preferred stock, preference stock, special stock or other stock (including non-voting common stock), and to divide and classify shares of any class into one or more series of such class. Unless otherwise specifically provided for in the terms of any class or series of stock now or hereafter created, the amount that would be needed, if the Corporation were to be dissolved at the time of a distribution, to satisfy the preferential rights on dissolution of stockholders whose preferential rights are superior to those receiving the distribution, shall not limit the ability of the Corporation to make any distribution or the amount thereof.

      Section 2. Common Stock. The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the Common Stock of the Corporation:

      (A) Voting Rights. Each share of Common Stock shall have one vote on all actions to be taken by the stockholders of the Corporation, and, except as otherwise provided in respect of any class of stock at any time classified or reclassified, the exclusive voting power for all purposes shall be vested in the holders of the Common Stock.

      (B) Dividends. Subject to the provisions of law and any preferences of any class of Capital Stock, including any shares of Preferred Stock, hereafter classified or reclassified, dividends, including dividends payable in shares of another class of the Corporation's stock, may be paid on the Common Stock of the Corporation at such time and in such amounts as the Board of Directors may deem advisable and


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

            the holders of the Common Stock shall share ratably in any such dividends, in proportion to the number of shares of Common Stock held by them respectively, on a share for share basis.

      (C) Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation and the amount to which the holders of any class of Capital Stock at any time classified or reclassified having a preference on distributions in the liquidation, dissolution or winding up of the Corporation are entitled, including any shares of Preferred Stock, together with the holders of any other class of Capital Stock hereafter classified or reclassified not having a preference on distributions in the liquidation, dissolution or winding up of the Corporation, to share ratably in the remaining net assets of the Corporation.

      Section 3. Preferred Stock. The Board of Directors shall have the authority to classify and reclassify any unissued shares of Preferred Stock from time to time by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such shares of the Preferred Stock. Subject to the foregoing, the power of the Board of Directors to classify and reclassify any of the shares of Preferred Stock shall include, without limitation, subject to the provisions of the charter, authority to classify or reclassify any of the shares of such stock into Common Stock, a class or classes of preferred stock, preference stock, special stock or other stock, and to divide and classify shares of any class into one or more series of such class, by determining, fixing, or altering one or more of the following:

      (A) The distinctive designation of such class or series and the number of shares to constitute such class or series; provided that, unless otherwise prohibited by the terms of such or any other class or series, the number of shares of any class or series may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such class or series may be increased by the Board of Directors in connection with any such classification or reclassification, and any shares of any class or series which have been redeemed, purchased, otherwise acquired or converted into shares of Common Stock or any other class or series shall become part of the authorized class of stock so redeemed, purchased, otherwise acquired or converted into shares of Common Stock and be subject to classification and reclassification as provided in this Article VI.

      (B) Whether or not and, if so, the rates, amounts and times at which, and the conditions under which, dividends shall be payable on shares of such class or series, whether any such dividends shall rank senior or junior to or on a parity with the dividends payable on any other class or series of stock, and the status of any such dividends as cumulative, cumulative to a limited extent or non-cumulative and as participating or non-participating.


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      (C)   Whether or not shares of such class or series shall have voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights.

      (D) Whether or not shares of such class or series shall have conversion or exchange privileges and, if so, the terms and conditions thereof, including provision for adjustment of the conversion or exchange rate in such events or at such times as the Board of Directors shall determine.

      (E) Whether or not shares of such class or series shall be subject to redemption and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether or not there shall be any sinking fund or purchase account in respect thereof, and if so, the terms thereof.

      (F) The rights of the holders of shares of such class or series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which rights may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and whether such rights shall rank senior or junior to or on a parity with such rights of any other class or series of stock.

      (G) Whether or not there shall be any limitations applicable, while shares of such class or series are outstanding, upon the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for purchase or redemption of, any stock of the Corporation, or upon any other action of the Corporation, including action under this Section 3, and, if so, the terms and conditions thereof.

      (H) Any other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of such class or series, not inconsistent with law and the charter of the Corporation.

      Section 4. Ranking of Classes or Series of Capital Stock. For the purposes hereof and of any articles supplementary to the charter providing for the classification or reclassification of any shares of Capital Stock or of any other charter document of the Corporation (unless otherwise provided in any such articles or document), any class or series of stock of the Corporation shall be deemed to rank:

      (A) prior to another class or series either as to dividends or upon liquidation, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable on liquidation, dissolution or winding up, as the case may be, in preference or priority to holders of such other class or series;

      (B) on a parity with another class or series either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation price per share thereof be different from those of such others, if the holders of such class or series of stock shall be entitled to receipt of dividends or


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

            amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or redemption or liquidation prices, without preference or priority over the holders of such other class or series; and

      (C) junior to another class or series either as to dividends or upon liquidation, if the rights of the holders of such class or series shall be subject or subordinate to the rights of the holders of such other class or series in respect of the receipt of dividends or the amounts distributable upon liquidation, dissolution or winding up, as the case may be.

      Section 5. General Nature of Capital Stock. All Stock shall be personal property entitling the stockholders only to those rights provided in these Articles of Incorporation, the MGCL or in the resolution creating any class or series of Shares. The legal ownership of the Corporation Property and the right to conduct the business of the Corporation are vested exclusively in the Directors; the stockholders shall have no interest therein other than the beneficial interest in the Corporation conferred by their Capital Stock and shall have no right to compel any partition, division, dividend or Distribution of the Corporation or any of the Corporation Property. The death of a stockholder shall not terminate the Corporation or give his legal representative any rights against other stockholders, the Directors or the Corporation Property, except the right, exercised in accordance with applicable provisions of the Bylaws, to require the Corporation to reflect on its books the change in ownership of the Capital Stock. Holders of Capital Stock shall not have any preemptive or other right to purchase or subscribe for any class of securities of the Corporation which the Corporation may at any time issue or sell.

      Section 6. Issuance Of Stock Certificates. The Corporation shall not issue stock certificates, except upon receipt of a written request for a stock certificate from a stockholder. A stockholder's investment shall be recorded on the books of the Corporation. To transfer his or her Shares a stockholder shall submit an executed form to the Corporation or the transfer agent, which form shall be provided by the Corporation upon request. Such transfer will also be recorded on the books of the Corporation. Upon issuance or transfer of shares, the Corporation will provide the stockholder with information concerning his or her rights with regard to such stock, in a form substantially similar to Section 12 of Article VIII, and required by the Bylaws and the MGCL or other applicable law.

                                  ARTICLE VII.
                               BOARD OF DIRECTORS

      Section 1. Number of Directors; Classification. Effective upon the filing of these Articles of Amendment and Restatement with the State Department of Assessments and Taxation of Maryland, the number of directors shall be increased from three (3) to six (6). Except as otherwise fixed by or pursuant to the provisions of Article VI hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of directors may thereafter be increased or decreased pursuant to the Bylaws of the Corporation; provided such number established in accordance with the Bylaws is not decreased


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

to less than three (3) nor increased to more than fifteen (15). The Board of Directors is divided into three classes (Class A, Class B and Class C). The term of the initial Class A directors shall end at the 2004 annual meeting of stockholders; the term of the initial Class B directors shall end at the 2005 annual meeting of stockholders; and the term of the initial Class C directors shall end at the 2006 annual meeting of stockholders. One class of directors will be elected annually. In the event of any increase or decrease in the number of directors, other than resulting from the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors pursuant to the provisions of
Article VI hereof, the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal in number as possible. The names and classes of the directors upon the filing of these Articles of Amendment and Restatement with the State Department of Assessments and Taxation of Maryland who will serve until their successors are elected and qualify are:

      Barbara A. O'Hare -- Class A
      Douglas H. S. Greene -- Class B
      Bryan E. Gordon -- Class C

      The initial term of Barbara A. O'Hare and any other Class A directors will expire at the 2004 annual meeting of stockholders; the initial term of Douglas
H. S. Greene and any other Class B directors will expire at the 2005 annual meeting of stockholders; and the initial term of Bryan E. Gordon and any other Class C directors will expire at the 2006 annual meeting of stockholders. Following each initial term, each director will serve a full three-year term.

      Section 2. Removal of Directors. Subject to the rights of holders of one or more classes or series of Capital Stock other than Common Stock to elect one or more directors, any director may be removed with or without cause by the affirmative vote of stockholders holding at least a majority of all the votes entitled to be cast for the election of directors.

      Section 3. Vacancies. Except in the case of a vacancy on the Board of Directors among the directors elected by a class or series of Capital Stock other than Common Stock, any vacancy on the Board of Directors may be filled by the affirmative vote of the remaining directors (except that a vacancy which results from an increase in the number of directors may be filled by a majority of the entire Board of Directors) and, in the case of a vacancy resulting from the removal of a director, by the stockholders by the affirmative vote of a majority of the votes entitled to be cast for the election of directors. Any vacancy on the Board of Directors among the directors elected by a class or series of Capital Stock other than Common Stock may be filled by a majority of the remaining directors elected by that class or series or by the sole remaining director elected by that class or series, or by the stockholders of that class or series unless otherwise provided in the articles supplementary for that class or series.

      Section 4. Amendments. Notwithstanding any other provisions hereof or in the Bylaws of the Corporation, the affirmative vote of stockholders holding at least a majority of all of the votes entitled to be cast thereon shall be required to amend, alter, change, repeal, or adopt any provisions inconsistent with, the provisions of this ARTICLE VII.


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                                 ARTICLE VIII.
                      RESTRICTION ON OWNERSHIP AND TRANSFER
                                OF CAPITAL STOCK

      Section 1. Definitions. For purposes of this ARTICLE VIII, the following terms shall have the following meanings:

      "Acquire" means the acquisition of Beneficial or Constructive Ownership of Equity Stocks by any means, including, without limitation, the exercise of any rights under any option, warrant, convertible security, pledge or other security interest or similar right to acquire shares, but shall not include the acquisition of any such rights unless, as a result, the acquiror would be considered a Beneficial Owner or Constructive Owner. The terms "Acquires" and "Acquisition" shall have correlative meanings.

      "Beneficial Ownership" means ownership of Capital Stock by an individual who would be treated as an owner of such Capital Stock under Section 542(a)(2) of the Code, either directly or constructively through the application of
Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. For purposes of this definition, the term "individual" shall include any organization, trust, or other entity that is treated as an individual for purposes of Section 542(a)(2) of the Code. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have correlative meanings.

      "Beneficiary" means a beneficiary of the Excess Shares Trust as determined pursuant to Section 15(A) hereof.

      "Closing Price" on any day shall mean the last sale price, regular way on such day, or, if no such sale takes place on that day, the average of the closing bid and asked prices, regular way, in either case as reported on the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the American Stock Exchange, or if the affected class or series of Capital Stock are not so listed or admitted to trading, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange (including the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System) on which the affected class or series of Equity Stocks are listed or admitted to trading, or, if the affected class or series of Capital Stock are not so listed or admitted to trading, the last quoted price or, if not quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal automated quotation system then in use, or, if the affected class or series of Capital Stock are not so quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker selected by the Board of Directors making a market in the affected class or series of Capital Stock, or, if there is no such market maker or such closing prices otherwise are not available, the fair market value of the affected class or series of Equity Stocks as of such day, as determined by the Board of Directors in its discretion.

      "Code" means the Internal Revenue Code of 1986, as amended.


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      "Common Stock Ownership Limit" means, with respect to the Common Stocks, nine point eight percent (9.8%) of the outstanding Common Stock, subject to adjustment pursuant to Section 10 (but not more than nine point nine percent (9.9%) of the outstanding Common Stock, as so adjusted) and to the limitations contained in Section 11.

      "Constructive Ownership" means ownership of Capital Stock by a person who would be treated as an owner of such shares, either actually or constructively, directly or indirectly, through the application of Section 318 of the Code, as modified by Section 856(d)(5) thereof. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have correlative meanings.

      "Excess Shares Trust" means the trust created pursuant to Section 13(A) hereof.

      "Excess Shares Trustee" means the Corporation as trustee for the Excess Shares Trust, and any successor trustee appointed by the Corporation.

      "Market Price" means, during the offering, the price per share of Capital Stock and thereafter, until the shares of Capital Stock are listed for trading on an exchange or market, a price determined on the basis of the quarterly valuation of the Corporation's assets. Upon listing of the shares of Capital Stock, market price shall mean the average of the Closing Prices for the ten
(10) consecutive Trading Days immediately preceding such day (or those days during such ten (10)-day period for which Closing Prices are available).

      "Ownership Limit" means the Common Stock Ownership Limit or the Preferred Stock Ownership Limit, or both, as the context may require.

      "Preferred Stock Ownership Limit" means, with respect to the Preferred Stock, nine point eight percent (9.8%) of the outstanding Shares of a particular series of Preferred Stock of the Corporation, subject to adjustment pursuant to Section 10 (but not more than nine point nine percent (9.9%) of the outstanding Preferred Stock, as so adjusted) and to the limitations contained in this Article VIII.

      "Purported Beneficial Holder" means, with respect to any event or transaction other than a purported Transfer or Acquisition which results in Excess Shares, the Person for whom the applicable Purported Record Holder held the Equity Stocks that were, pursuant to Section 3 of this Article VIII, automatically exchanged for Excess Shares upon the occurrence of such event or transaction. The Purported Beneficial Holder and the Purported Record Holder may be the same Person.

      "Purported Beneficial Transferee" means, with respect to any purported Transfer or Acquisition which results in Excess Shares, the purported beneficial transferee for whom the Purported Record Transferee would have acquired Capital Stock if such Transfer or Acquisition which results in Excess Shares had been valid under Section 2. The Purported Beneficial Transferee and the Purported Record Transferee may be the same Person.

      "Purported Record Holder" means, with respect to any event or transaction other than a purported Transfer or Acquisition which results in Excess Shares, the record holder of the Capital Stock that were, pursuant to Section 3, automatically exchanged for Excess Shares upon the


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occurrence of such an event or transaction. The Purported Record Holder and the
Purported Beneficial Holder may be the same Person.

      "Purported Record Transferee" means, with respect to any purported Transfer or Acquisition which results in Excess Shares, the record holder of the Capital Stock if such Transfer or Acquisition which results in Excess Shares had been valid under Section 2. The Purported Record Transferee and the Purported Beneficial Transferee may be the same Person.

      "Restriction Termination Date" means the first day after the date of the closing of the Initial Public Offering on which the Board of Directors of the Corporation determines that it is no longer in the best interests of the Corporation to attempt or continue to qualify as REIT.

      "Trading Day" means a day on which the American Stock Exchange or other principal national securities exchange on which the affected class or series of Capital Stock are listed or admitted to trading is open for the transaction of business or, if the affected class or series of Capital Stock are not listed or admitted to trading, shall mean any day other than a Saturday, Sunday or other day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

      "Transfer" means any sale, transfer, gift, hypothecation, assignment, devise or other disposition of a direct or indirect interest in Capital Stock or the right to vote or receive dividends on Capital Stock (including (i) the granting of any option (including any option to acquire an option or any series of such options) or entering into any agreement for the sale, transfer or other disposition of Capital Stock or the right to vote or receive dividends on Capital Stock or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Capital Stock, whether voluntary or involuntary, of record, constructively or beneficially, and whether by operation of law or otherwise. The terms "Transfers," "Transferred" and "Transferable" shall have correlative meanings.

      Section 2. Ownership and Transfer Limitations.

      (A) Notwithstanding any other provision of these Articles of Incorporation, except as provided in Section 9 and Section 19, from the date of the Initial Public Offering and prior to the Restriction Termination Date, no Person shall Beneficially or Constructively Own Capital Stock in excess of the Common or Preferred Stock Ownership Limit.

      (B) Notwithstanding any other provision of these Articles of Incorporation, except as provided in Section 9 and Section 19, from the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer, Acquisition, change in the capital structure of the Corporation, other purported change in Beneficial or Constructive Ownership of Capital Stock or other event or transaction that, if effective, would result in any Person Beneficially or Constructively Owning Capital Stock in excess of the Common or Preferred Stock Ownership Limit shall be void ab initio as to the Transfer, Acquisition, change in the capital structure of the Corporation, other purported change in Beneficial or Constructive Ownership or other event or transaction with respect to that number of Capital Stock which


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            would otherwise be Beneficially or Constructively Owned by such
            Person in excess of the Common or Preferred Stock Ownership Limit, and none of the Purported Beneficial Transferee, the Purported Record Transferee, the Purported Beneficial Holder or the Purported Record Holder shall acquire any rights in that number of Capital Stock.

      (C) Notwithstanding any other provision of these Articles of Incorporation, and except as provided in Section 19, from the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer, Acquisition, change in the capital structure of the Corporation, or other purported change in Beneficial or Constructive Ownership (including actual ownership) of Capital Stock or other event or transaction that, if effective, would result in the Capital Stock being actually owned by fewer than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer, Acquisition, change in the capital structure of the Corporation, other purported change in Beneficial or Constructive Ownership (including actual ownership) with respect to that number of Capital Stock which otherwise would be owned by the transferee, and the intended transferee or subsequent owner (including a Beneficial Owner or Constructive Owner) shall acquire no rights in that number of shares of Capital Stock.

      (D) Notwithstanding any other provision of these Articles of Incorporation, except as provided in Section 19, from the date of the Initial Public Offering of Common Stock and prior to the Restriction Termination Date, any Transfer, Acquisition, change in the capital structure of the Corporation, other purported change in Beneficial or Constructive Ownership of Capital Stock or other event or transaction that, if effective, would cause the Corporation to fail to qualify as a REIT by reason of being "closely held" within the meaning of Section 856(h) of the Code or otherwise, directly or indirectly, would cause the Corporation to fail to qualify as a REIT shall be void ab initio as to the Transfer, Acquisition, change in the capital structure of the Corporation, other purported change in Beneficial or Constructive Ownership or other event or transaction with respect to that number of Capital Stock which would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code or otherwise, directly or indirectly, would cause the Corporation to fail to qualify as a REIT, and none of the Purported Beneficial Transferee, the Purported Record Transferee, the Purported Beneficial Holder or the Purported Record Holder shall acquire any rights in that number of Capital Stock.

      (E) Notwithstanding any other provision of these Articles of Incorporation, except as provided in Section 19, from the date of the Initial Public Offering of Common Stock and prior to the Restriction Termination Date, any Transfer, Acquisition, change in capital structure of the Corporation, or other purported change in Beneficial or Constructive Ownership of Capital Stock or other event or transaction that, if effective, would (i) cause the Corporation to own (directly or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code and (ii) cause the Corporation to fail to satisfy any of the gross income requirements of


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            section 856(c) of the Code, shall be void ab initio as to the
            Transfer, Acquisition, change in capital structure of the Corporation, other purported change in Beneficial or Constructive Ownership or other event or transaction with respect to that number of Capital Stock which would cause the Corporation to own an interest (directly or Constructively) in a tenant that is described in Section 856(d)(2)(B) of the Code, and none of the Purported Beneficial Transferee, the Purported Record Transferee, the Purported Beneficial Holder or the Purported Record Holder shall acquire any rights in that number of Capital Stock.

      (F) Notwithstanding any other provision of these Articles of Incorporation, any person selling securities on behalf of the Corporation in its Initial Public Offering of Common Stock may not complete a sale of securities to a stockholder until at least five
            (5) business days after the date the stockholder receives a final Prospectus and shall send each stockholder a confirmation of his or her purchase.

      Section 3. Exchange for Excess Shares.

      (A) If, notwithstanding the other provisions contained in this Article VIII, at any time from the date of the Initial Public Offering of Common Stock and prior to the Restriction Termination Date, there is a purported Transfer, Acquisition, change in the capital structure of the Corporation, other purported change in the Beneficial or Constructive Ownership of Capital Stock or other event or transaction such that any Person would either Beneficially or Constructively Own Capital Stock in excess of the Common or Preferred Stock Ownership Limit, then, except as otherwise provided in Section 9, such Capital Stock (rounded up to the next whole number of shares) in excess of the Common or Preferred Stock Ownership Limit automatically shall be exchanged for an equal number of Excess Shares having terms, rights, restrictions and qualifications identical thereto, except to the extent that this
            ARTICLE VIII requires different terms. Such exchange shall be effective as of the close of business on the business day next preceding the date of the purported Transfer, Acquisition, change in capital structure, other change in purported Beneficial or Constructive Ownership of Shares, or other event or transaction.

      (B) If, notwithstanding the other provisions contained in this ARTICLE VIII, at any time after the date of the Initial Public Offering of Common Stock and prior to the Restriction Termination Date, there is a purported Transfer, Acquisition, change in the capital structure of the Corporation, other purported change in the Beneficial or Constructive Ownership of Capital Stock or other event or transaction which, if effective, would result in a violation of any of the restrictions described in subparagraphs (B), (C), (D) and (E) of Section 2 or, directly or indirectly, would cause the Corporation for any reason to fail to qualify as a REIT by reason of being "closely held" within the meaning of Section 856(h) of the Code, or otherwise, directly or indirectly, would cause the Corporation to fail to qualify as a REIT, then the Shares (rounded up to the next whole number of Shares) being Transferred or which are otherwise affected by the change in capital structure or other purported change in Beneficial or Constructive Ownership and which, in any case, would cause the Corporation to be "closely held" within the meaning of such Section 856(h) or otherwise would cause the Corporation to fail to qualify as a REIT automatically shall be exchanged for an equal number of Excess Shares having terms, rights, restrictions and qualifications identical thereto, except to the extent that this Article VIII requires different terms. Such exchange shall be effective as of the close of business on the business day prior to the date of the purported Transfer, Acquisition, change in capital structure, other purported change in Beneficial or Constructive Ownership or other event or transaction.

      Section 4. Remedies For Breach. If the Board of Directors or its designee shall at any time determine in good faith that a Transfer, Acquisition, change in the capital structure of the Corporation or other purported change in Beneficial or Constructive Ownership or other event or transaction has taken place in violation of Section 2 or that a Person intends to Acquire or has attempted to Acquire Beneficial or Constructive Ownership of any Capital Stock in violation of this Article VIII, the Board of Directors or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, Acquisition, change in the capital structure of the Corporation, other attempt to Acquire Beneficial or Constructive Ownership of any Shares or other event or transaction, including, but not limited to, refusing to give effect thereto on the books of the Corporation or instituting injunctive proceedings with respect thereto; provided, however, that any Transfer, Acquisition, change in the capital structure of the Corporation, attempted Transfer or other attempt to Acquire Beneficial or Constructive Ownership of any Capital Stock or other event or transaction in violation of subparagraphs (B),
(C), (D) and (E) of Section 2 (as applicable) shall be void ab initio and where applicable automatically shall result in the exchange described in Section 3, irrespective of any action (or inaction) by the Board of Directors or its designee.

      Section 5. Notice of Restricted Transfer. Any Person who acquires or attempts to Acquire Beneficial or Constructive Ownership of Capital Stock in violation of Section 2 and any Person who Beneficially or Constructively Owns Excess Shares as a transferee of Capital Stock resulting in an exchange for Excess Shares, pursuant to Section 3, or otherwise shall immediately give written notice to the Corporation, or, in the event of a proposed or attempted Transfer, Acquisition, or purported change in Beneficial or Constructive Ownership, shall give at least fifteen (15) days prior written notice to the Corporation, of such event and shall promptly provide to the Corporation such other information as the Corporation, in its sole discretion, may request in order to determine the effect, if any, of such Transfer, attempted Transfer, Acquisition, Attempted Acquisition or purported change in Beneficial or Constructive Ownership on the Corporation's status as a REIT.

      Section 6. Owners Required To Provide Information. From the date of the Initial Public Offering of Common Stock and prior to the Restriction Termination
Date:

      (A) Every Beneficial or Constructive Owner of more than five percent (5%), or such lower percentages as determined pursuant to regulations under the Code or as may be requested by the Board of Directors, in its sole discretion, of the outstanding shares of any class or series of Capital Stock of the Corporation shall annually, no later than January 31 of each calendar year, give written notice to the Corporation stating (1) the name and address of such Beneficial or Constructive Owner; (2) the number of shares of each class or series of Capital Stock Beneficially or Constructively Owned; and (3) a description of how such shares are held. Each such Beneficial or Constructive Owner promptly shall provide to the Corporation such additional information as the Corporation, in its sole discretion, may request in order to determine the effect, if any, of such Beneficial or Constructive Ownership on the Corporation's status as a REIT and to ensure compliance with the Common or Preferred Stock Ownership Limit and other restrictions set forth herein.

      (B) Each Person who is a Beneficial or Constructive Owner of Capital Stock and each Person (including the stockholder of record) who is holding Capital Stock for a Beneficial or Constructive Owner promptly shall provide to the Corporation such information as the Corporation, in its sole discretion, may request in order to determine the Corporation's status as a REIT, to comply with the requirements of any taxing authority or other governmental agency, to determine any such compliance or to ensure compliance with the Common or Preferred Stock Ownership Limit and other restrictions set forth herein.

      Section 7. Remedies Not Limited. Nothing contained in this ARTICLE VIII except Section 19 shall limit scope or application of the provisions of this
Article VIII, the ability of the Corporation to implement or enforce compliance with the terms thereof or the authority of the Board of Directors to take any such other action or actions as it may deem necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation's status as a REIT and to ensure compliance with the Ownership Limit for any class or series of Capital Stock and other restrictions set forth herein, including, without limitation, refusal to give effect to a transaction on the books of the Corporation.

      Section 8. Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Article VIII, the Board of Directors shall have the power and authority, in its sole discretion, to determine the application of the provisions of this Article VIII with respect to any situation based on the facts known to it.

      Section 9. Exception. The Board of Directors, upon receipt of a ruling from the Internal Revenue Service, an opinion of counsel or other evidence satisfactory to the Board of Directors, in its sole discretion, in each case to the effect that the restrictions contained in subparagraphs (C), (D) and (E) of
Section 2 will not be violated, may waive or change, in whole or in part, the application of the Common or Preferred Stock Ownership Limit with respect to any Person that is not an individual, as such term is defined in Section 542(a)(2) of the Code. In connection with any such waiver or change, the Board of Directors may require such representations and undertakings from such Person or affiliates and may impose such other conditions as the Board deems necessary, advisable or prudent, in its sole discretion, to determine the effect, if any, of the proposed transaction or ownership of Capital Stock on the Corporation's status as a REIT.

      Section 10. Increase in Common or Preferred Stock Ownership Limit. Subject to the limitations contained in Section 11, the Board of Directors may from time to time increase the Common or Preferred Stock Ownership Limit.

      Section 11. Limitations on Modifications.

      (A) The Ownership Limit for a class or series of Capital Stock may not be increased and no additional ownership limitations may be created if, after giving effect to such increase or creation, the Corporation would be "closely held" within the meaning of Section 856(h) of the Code (assuming ownership of shares of Equity Stocks by all Persons equal to the greatest of (A) the actual ownership, (B) the Beneficial Ownership of Capital Stock by each Person, or (c) the applicable Ownership Limit with respect to such Person.

      (B) Prior to any modification of the Ownership Limit with respect to any Person, the Board of Directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary, advisable or prudent, in its sole discretion, in order to determine or ensure the Corporation's status as a REIT.

      (C) Neither the Preferred Stock Ownership Limit nor the Common Stock Ownership Limit may be increased to a percentage that is greater than nine point nine percent (9.9%).

      Section 12. Notice to Stockholders Upon Issuance or Transfer. Upon issuance or transfer of Shares, the Corporation shall provide the recipient with a notice containing information about the shares purchased or otherwise transferred, in lieu of issuance of a share certificate, in a form substantially similar to the following:

            "The securities issued or transferred are subject to restrictions on transfer and ownership for the purpose of maintenance of the Corporation's status as a real estate investment trust (a "REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"). Except as otherwise provided pursuant to the Articles of Incorporation of the Corporation, no Person may (i) Beneficially or Constructively Own Common Stock of the Corporation in excess of 9.8% (or such greater percent as may be determined by the Board of Directors of the Corporation) of the outstanding Common Stock; (ii) Beneficially or Constructively Own shares of any series of Preferred Stock of the Corporation in excess of 9.8% of the outstanding shares of such series of Preferred Stocks; or (iii) Beneficially or Constructively Own Common Stock or Preferred Stock (of any class or series) which would result in the Corporation being "closely held" under Section 856(h) of the Code or which otherwise would cause the Corporation to fail to qualify as a REIT. Any Person who has Beneficial or Constructive Ownership, or who Acquires or attempts to Acquire Beneficial or Constructive Ownership of Common Stock and/or Preferred Stock in excess of the above limitations and any Person who Beneficially or Constructively Owns Excess Shares as a transferee of Common or Preferred Stock resulting in an exchange for Excess Shares (as described below) immediately must notify the Corporation in writing or, in the event of a proposed or attempted Transfer or Acquisition or purported change in Beneficial or Constructive Ownership, must give written notice to the Corporation at least 15 days prior to the proposed or attempted transfer, transaction or other event. Any Transfer or Acquisition of Common Stock and/or Preferred Stock or other event which results in violation of the ownership or transfer limitations set forth in the Corporation's Articles of Incorporation shall be void ab initio and the Purported Beneficial and Record Transferee shall not have or acquire any rights in such Common
            Stock and/or Preferred Stock. If the transfer and ownership limitations referred to herein are violated, the Common Stock or Preferred Stock represented hereby automatically will be exchanged for Excess Shares to the extent of violation of such limitations, and such Excess Shares will be held in trust by the Corporation, all as provided by the Articles of Incorporation of the Corporation. All defined terms used in this legend have the meanings identified in the Corporation's Articles of Incorporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests."

      Section 13. Excess Shares.

      (A) Ownership In Trust. Upon any purported Transfer, Acquisition, change in the capital structure of the Corporation, other purported change in Beneficial or Constructive Ownership or event or transaction that results in Excess Shares pursuant to Section 3, such Excess Shares shall be deemed to have been transferred to the Corporation, as Excess Shares Trustee of an Excess Shares Trust for the benefit of such Beneficiary or Beneficiaries to whom an interest in such Excess Shares may later be transferred pursuant to Section 5. Excess Shares so held in trust shall be issued and outstanding stock of the Corporation. The Purported Record Transferee (or Purported Record Holder) shall have no rights in such Excess Shares except the right to designate a transferee of such Excess Shares upon the terms specified in Section 5. The Purported Beneficial Transferee shall have no rights in such Excess Shares except as provided in Section 13(C) and (E).

      (B) Distribution Rights. Excess Shares shall not be entitled to any dividends or Distributions (except as provided in Section 13(C)). Any dividend or Distribution paid prior to the discovery by the Corporation that the Equity Stocks have been exchanged for Excess Shares shall be repaid to the Corporation upon demand, and any dividend or Distribution declared but unpaid at the time of such discovery shall be void ab initio with respect to such Excess Shares.

      (C)   Rights Upon Liquidation.

            (1) Except as provided below, in the event of any voluntary or involuntary liquidation, dissolution or winding up, or any other distribution of the assets, of the Corporation, each holder of Excess Shares resulting from the exchange of Preferred Stock of any specified series shall be entitled to receive, ratably with each other holder of Excess Shares resulting from the exchange of Preferred Stock of such series and each holder of Preferred Stock of such series, such accrued and unpaid dividends, liquidation preferences and other preferential payments, if any, as are due to holders of Preferred Stock of such series. In the event that holders of shares of any series of Preferred Stock are entitled to participate in the Corporation's distribution of its residual assets, each holder of Excess Shares resulting from the exchange of Preferred Stock of any such series shall be entitled to participate, ratably with (1) each other holder of Excess Shares resulting from the exchange of Preferred Stock of all series entitled to so participate; (2) each holder of Preferred Stock of all series entitled to so participate; and
                  (3) each holder of Common Stock and Excess Shares resulting from the exchange of Common Stock (to the extent permitted by Section 3 hereof), that portion of the aggregate assets available for distribution (determined in accordance with applicable law) as the number of shares of such Excess Shares held by such holder bears to the total number of (1) outstanding Excess Shares resulting from the exchange of Preferred Stock of all series entitled to so participate; (2) outstanding Preferred Stock of all series entitled to so participate; and (3) outstanding Common Stock and Excess Shares resulting from the exchange of Common Stock. The Corporation, as holder of the Excess Shares in trust, or, if the Corporation shall have been dissolved, any trustee appointed by the Corporation prior to its dissolution, shall distribute ratably to the Beneficiaries of the Excess Shares Trust, when determined, any such assets received in respect of the Excess Shares in any liquidation, dissolution or winding up, or any distribution of the assets, of the Corporation. Anything to the contrary herein notwithstanding, in no event shall the amount payable to a holder with respect to Excess Shares resulting from the exchange of Preferred Stock exceed
                  (A) the price per share such holder paid for the Preferred Stock in the purported Transfer, Acquisition, change in capital structure or other transaction or event that resulted in the Excess Shares or (B) if the holder did not give full value for such Excess Shares (as through a gift, devise or other event or transaction), a price per share equal to the Market Price for the shares of Preferred Stock on the date of the purported Transfer, Acquisition, change in capital structure or other transaction or event that resulted in such Excess Shares. Any amount available for distribution in excess of the foregoing limitations shall be paid ratably to the holders of Preferred Stock and Excess Shares resulting from the exchange of Preferred Stock to the extent permitted by the foregoing limitations.

            (2) Except as provided below, in the event of any voluntary or involuntary liquidation, dissolution or winding up, or any other distribution of the assets, of the Corporation, each holder of Excess Shares resulting from the exchange of Common Stock shall be entitled to receive, ratably with (1) each other holder of such Excess Shares and (2) each holder of Common Stock, that portion of the aggregate assets available for distribution to holders of Common Stock (including holders of Excess Shares resulting from the exchange of Common Stock pursuant to Section 3), determined in accordance with applicable law, as the number of such Excess Shares held by such holder bears to the total number of outstanding Common Stock and outstanding Excess Shares resulting from the exchange of Common Stock then outstanding. The Corporation, as holder of the Excess Shares in trust, or, if the Corporation shall have been dissolved, any trustee appointed by the Corporation prior to its dissolution, shall distribute ratably to the Beneficiaries of the Excess Shares, when determined, any such assets received in respect of the Excess Shares in any liquidation, dissolution or winding up, or any distribution of the assets, of the Corporation. Anything herein to the contrary notwithstanding, in no event shall the amount payable to a holder with respect to Excess Shares exceed (1) the price per share such holder paid for the Capital Stock in the purported Transfer, Acquisition, change in capital structure or other transaction or event that resulted in the Excess Shares or (2) if the holder did not give full value for such Capital Stock (as through a gift, devise or other event or transaction), a price per share equal to the Market Price for the Equity Stocks on the date of the purported Transfer, Acquisition, change in capital structure or other transaction or event that resulted in such Excess Shares. Any amount available for distribution in excess of the foregoing limitations shall be paid ratably to the holders of Common Stock and Excess Shares resulting from the exchange of Common Stock to the extent permitted by the foregoing limitations.

      Section 14. Voting Rights. The holders of Excess Shares shall not be entitled to vote on any matters (except as required by the MGCL).

      Section 15. Restrictions on Transfer; Designation of Beneficiary.

      (A) Excess Shares shall not be transferable. The Purported Record Transferee (or Purported Record Holder) may freely designate a Beneficiary of its interest in the Excess Shares Trust (representing the number of Excess Shares held by the Excess Shares Trust attributable to the purported Transfer or Acquisition that resulted in the Excess Shares), if (1) the Excess Shares held in the Excess Shares Trust would not be Excess Shares in the hands of such Beneficiary and (2) the Purported Beneficial Transferee (or Purported Beneficial Holder) does not receive a price for designating such Beneficiary that reflects a price per share for such Excess Shares that exceeds (a) the price per share such Purported Beneficial Transferee (or Purported Beneficial Holder) paid for the Capital Stock in the purported Transfer, Acquisition, change in capital structure, or other transaction or event that resulted in the Excess Shares or (b) if the Purported Beneficial

            Transferee (or Purported Beneficial Holder) did not give value for such Excess Shares (as through a gift, devise or other event or transaction), a price per share equal to the Market Price for the Capital Stock on the date of the purported Transfer, Acquisition, change in capital structure, or other transaction or event that resulted in the Excess Shares. Upon such transfer of an interest in the Excess Shares Trust, the corresponding Excess Shares in the Excess Shares Trust automatically shall be exchanged for an equal number of Capital Stock (depending on the type and class of Shares that were originally exchanged for such Excess Shares), and such Capital Stock shall be transferred of record to the Beneficiary of the interest in the Excess Shares Trust designated by the Purported Record Transferee (or Purported Record Holder), as described above, if such Capital Stock would not be Excess Shares in the hands of such Beneficiary. Prior to any transfer of any interest in the Excess Shares Trust, the Purported Record Transferee (or Purported Record Holder) must give advance written notice to the Corporation of the intended transfer and the Corporation must have waived in writing its purchase rights under Section 16.

      (B) Notwithstanding the foregoing, if a Purported Beneficial Transferee (or Purported Beneficial Holder) receives a price for designating a Beneficiary of an interest in the Excess Shares Trust that exceeds the amounts allowable under subparagraph (vi) of this Section 7.6, such Purported Beneficial Transferee (or Purported Beneficial Holder) shall pay, or cause the Beneficiary of the interest in the Excess Shares Trust to pay, such excess in full to the Corporation.

      (C) If any of the transfer restrictions set forth in this Section 15, or any application thereof, are determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the Purported Record Transferee (or Purported Record Holder) may be deemed, at the option of the Corporation, to have acted as the agent of the Corporation in acquiring the Excess Shares as to which such restrictions would otherwise, by their terms, apply and to hold such Excess Shares on behalf of the Corporation.

      Section 16. Purchase Right in Excess Shares. Excess Shares shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (A) the price per share in the transaction that created such Excess Shares (or, in the case of devise or gift or event other than a Transfer or Acquisition which results in the issuance of Excess Shares, the Market Price at the time of such devise or gift or event other than a Transfer or Acquisition which results in the issuance of Excess Shares) and (B) the Market Price of the Capital Stock exchanged for such Excess Shares on the date the Corporation, or its designee, accepts such offer. The Corporation and its assignees shall have the right to accept such offer for a period of ninety
(90) days after the later of (1) the date of the purported Transfer, Acquisition, change in capital structure of the Corporation, purported change in Beneficial Ownership or other event or transaction which resulted in such Excess Shares and (2) the date on which the Board of Directors determines in good faith that a Transfer, Acquisition, change in capital structure of the Corporation, purported change in Beneficial or Constructive Ownership resulting in Excess Shares has occurred, if the Corporation does not receive a notice pursuant to
Section 5,
but in no event later than a permitted Transfer pursuant to and in compliance with the terms of Section 15.

      Section 17. Remedies Not Limited. Nothing contained in this ARTICLE VIII, except Section 19, shall limit scope or application of the provisions of this
Section 17, the ability of the Corporation to implement or enforce compliance with the terms hereof or the authority of the Board of Directors to take any such other action or actions as it may deem necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation's status as a REIT and to ensure compliance with applicable Share Ownership Limits and the other restrictions set forth herein, including, without limitation, refusal to give effect to a transaction on the books of the Corporation.

      Section 18. Authorization. At such time as the Board of Directors authorizes a series of Preferred Stocks pursuant to Section 3 of ARTICLE VI, without any further or separate action of the Board of Directors, there shall be deemed to be authorized a series of Excess Shares consisting of the number of shares included in the series of Preferred Stock so authorized and having terms, rights, restrictions and qualifications identical thereto, except to the extent that such Excess Shares are already authorized or this ARTICLE VIII requires different terms.

      Section 19. Settlements. Nothing in Article VIII shall preclude the settlement of any transaction with respect to the Common Stock entered into through the facilities of the New York Stock Exchange or other national securities exchange on which the Common Stock are listed.

      Section 20. Severability. If any provision of this Article VIII or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remaining provisions of this Article VII shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

      Section 21. Waiver. The Company shall have authority at any time to waive the requirements that Excess Shares be issued or be deemed outstanding in accordance with the provisions of this Article VIII if the Company determines, based on an opinion of nationally recognized tax counsel, that the issuance of such Excess Shares or the fact that such Excess Shares are deemed to be outstanding, would jeopardize the status of the Company as a REIT (as that term is defined in Section 856 of the Code).

      Section 22. Amendments. Notwithstanding any other provisions of the charter or By-laws of the Corporation, the affirmative vote of stockholders holding at least two-thirds of all the votes entitled to be cast thereon shall be required to amend, alter, change, repeal or adopt any provision inconsistent with, the provisions of this Article VIII.

                                  ARTICLE IX.
           MERGER, CONSOLIDATION, SHARE EXCHANGE OR TRANSFER OF ASSETS

      Subject to the terms of any class or series of Capital Stock at the time outstanding, the Corporation may merge with or into another entity, may consolidate with one or more other entities, may participate in a share exchange or may transfer its assets within the meaning of the MGCL, but any such merger, consolidation, share exchange or transfer of its assets must be approved (i) by the Board of Directors in the manner provided in the MGCL and (ii) by the stockholders by the affirmative vote of two-thirds of all votes entitled to be cast thereon to the extent a stockholder vote is required under the MGCL to effect any such transaction.
In addition, any such transaction involving an affiliate of the Corporation must be approved by a majority of the independent directors as fair and reasonable. Notwithstanding the foregoing, any merger of the Corporation with or into a trust organized for the purpose of changing the Corporation's form of organization from a corporation to a trust shall require the approval of stockholders of the Corporation by the affirmative vote only of a majority of all the votes entitled to be cast on the matter, provided that (i) the shareholders of the trust immediately following the merger are the same as the stockholders of the Corporation immediately prior to the merger and (ii) the trust's declaration of trust contains amendment provisions substantially equivalent to those contained in Article VII Section 4, Section 22, the last sentence of this Article IX and Article X Section 1(G) hereof. Notwithstanding any other provisions of the charter or Bylaws of the Corporation, the affirmative vote of stockholders holding at least two-thirds of all of the votes entitled to be cast thereon shall be required to amend, alter, change, repeal, or adopt any provisions inconsistent with, the provisions of this ARTICLE IX.

                                   ARTICLE X.
                            MISCELLANEOUS PROVISIONS

      Section 1. Additional Provisions. The following provisions are hereby adopted for the purpose of defining, limiting, and regulating the powers of the Corporation and of the directors and stockholders of the Corporation:

      (A) Authority to Issue Stock. The Board of Directors is hereby empowered to authorize the issuance from time to time of shares of stock of the Corporation of any class or series, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized, for such consideration as may be deemed advisable by the Board of Directors and without any action by the stockholders.

      (B) No Preemptive Rights. No stockholder of the Corporation shall have preemptive rights to purchase, subscribe for, or otherwise acquire any stock or other securities of the Corporation, and any and all preemptive rights are hereby denied; other than such, if any, as the Board of Directors, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board of Directors, in its sole discretion, may fix; and any stock or other securities which the Board of Directors may determine to offer for subscription may, as the Board of Directors in its sole discretion shall determine, be offered to the holders of any class, series or type of stock or other securities at the time outstanding to the exclusion of the holders of any or all other classes, series or types of stock or other securities at the time outstanding.

      (C) Indemnification. The Corporation shall indemnify (A) its present and former directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the general laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law and (B) other employees and agents to such extent as shall be authorized by the Board of Directors or the Bylaws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such by-laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the right to indemnification provided hereunder with respect to any act or omission occurring prior to such amendment or repeal.

      (D) Liability of Directors and Officers. To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of this Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

      (E) Call of Special Meetings of stockholders. A special meeting of the stockholders of the Corporation may be called by the President, the Board of Directors or any other person specified in the Bylaws. The Secretary of the Corporation shall also call a special meeting of the stockholders on the written request of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting.

      (F) Bylaws. The power to adopt, alter and repeal the Bylaws of the Corporation is vested exclusively in the Board of Directors.

      (G) Voluntary Dissolution; Termination of REIT Status. Following substantial initial investment of the net offering proceeds in Lodging Investments, the Corporation may be voluntarily terminated and dissolved only upon the affirmative vote of the holders of a majority of the Capital Stock outstanding and entitled to vote at a meeting called for that purpose. The stockholders may, by affirmative vote of a majority of the Capital Stock outstanding and entitled to vote at a meeting called for this purpose, vote to terminate the status of Corporation as a REIT under the Code.

      (H) Amendments. The Corporation reserves the right from time to time to make any amendments of its charter which may now or hereafter be authorized by law, including without limitation any amendments changing the terms or contract rights, as expressly set forth in the charter, of any of its outstanding stock by classification, reclassification or otherwise. Except as otherwise provided herein, upon a two-thirds vote of the directors in order for the Corporation to qualify as a REIT or continue its qualification as a REIT, any amendment to the charter shall be valid only if approved by the affirmative vote of stockholders of the Corporation holding not


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

            less than a majority of all the votes entitled to be cast on the matter. Notwithstanding any other provisions of the charter or Bylaws of the Corporation, the affirmative vote of stockholders holding at least two-thirds of all of the votes entitled to be cast thereon shall be required to amend, alter, change, repeal, or adopt any provisions inconsistent with, the provisions of Section 1 of this ARTICLE X.

      Section 2. No Limitation of Powers. The enumeration and definition of particular powers of the Board of Directors included herein shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article or the charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the general laws of the State of Maryland now or hereinafter in force.

      SECOND: Immediately before this amendment and restatement, the total number of shares of stock of all classes which the Corporation had authority to issue was 1,000 shares, all of which were classified as shares of Common Stock, par value $.10 per share. The foregoing amendment and restatement increases the authorized capital stock of the Corporation to 80,000,000 shares, of which 50,000,000 shares initially are classified as Common Stock, par value $.01 per share; 10,000,000 shares initially are classified as Preferred Stock, par value $.01 per share; and 20,000,000 shares initially are classified as Excess Shares. A description of each class of stock, including preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and qualifications is set forth in Article VI hereof.

      THIRD: The board of directors of the Corporation, by a unanimous consent in writing in lieu of a meeting under Section 2-408 of the MGCL, dated, _________, 2002, adopted a resolution which sets forth the foregoing amendment and restatement of the Articles of Incorporation, declaring that the said amendment and restatement of the Articles of Incorporation was advisable and directing that it be submitted for action thereon by the stockholders by a unanimous consent in writing in lieu of a meeting under Section 2-505 of the MGCL.

      FOURTH: Notice of a meeting of stockholders to take action on the amendment and restatement of the Articles of Incorporation was waived by all of the stockholders of the Corporation.

      FIFTH: The amendment and restatement of the Articles of Incorporation of the Corporation as hereinabove set forth was approved by the unanimous consent in writing of the stockholders on _________, 2002.

      IN WITNESS WHEREOF, Sandalwood Lodging Investment Corporation has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its President and attested by its Secretary on _________, 2002.

                                        SANDALWOOD LODGING INVESTMENT
                                        CORPORATION


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

                                        By: ____________________________________

                                            ____________________________________
                                            President

Attest:

____________________________________

____________________________________
Secretary

      I, Barbara O'Hare, President of Sandalwood Lodging Investment Corporation hereby acknowledge the foregoing Articles of Amendment and Restatement of Articles of Incorporation of Sandalwood Lodging Investment Corporation to be the corporate act of Sandalwood Lodging Investment Corporation, and to the best of my knowledge, information and belief, these matters and facts are true in all material respects, and my statement is made under penalties of perjury.



                                        ____________________________________

                                        ____________________________________
                                        President of Sandalwood Lodging
                                        Investment Corporation


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